UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) November 20, 2014

TFS FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

United States of America	001-33390	52-2054948
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7007 Broadway Ave., Cleveland, Ohio		44105
(Address of principle executive offices)		(Zip Code)
Registrant's telephone number, including area code (216) 441-6000
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On November 20, 2014, the Board of Directors of TFS Financial Corporation (the “Company”) declared a cash dividend of $0.07 per share of common stock. The dividend is payable on December 19, 2014 to shareholders of record as of December 5, 2014. A press release announcing the details of the dividend declaration is attached as exhibit 99.1.
Third Federal Savings and Loan Association of Cleveland, MHC (the “MHC”), the mutual holding company of the Company and owner of 227,119,132 shares, or 75% of the Company’s common stock outstanding, has waived its right to receive the dividend on its shares.
On July 31, 2014, the MHC received the approval of its members (depositors and certain loan customers of Third Federal Savings and Loan Association of Cleveland) with respect to the waiver of dividends, and subsequently received the non-objection of the Federal Reserve Bank of Cleveland, to waive receipt of dividends on the Company’s common stock the MHC owns up to $0.28 per share during the four quarters ending June 30, 2015.

The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof. The information in this report, including the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a) (2) of the Securities Act of 1933, as amended.

Exhibit No.

99.1	Press Release dated November 21, 2014.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TFS FINANCIAL CORPORATION (Registrant)
Date: November 21, 2014	By:
David S. Huffman
Chief Financial Officer